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CUSIP NO. 894081 10 8                                         Page  21  of  87
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                                   EXHIBIT V

                                                                  CONFORMED COPY

                          STOCK RESTRICTION AGREEMENT
                          ---------------------------


          This STOCK RESTRICTION AGREEMENT (this "Agreement") is made as of November 20, 1995 among Transworld Home HealthCare, Inc., a New York corporation (the "Company"), Hyperion Partners II L.P., a Delaware limited partnership ("HPII") and the persons listed as "Shareholders" on the signature page to this Agreement.


                                    RECITALS
                                    --------


          A. HPII has agreed to purchase from the Company "Equity Units" (each Equity Unit consisting of one (1) share of common stock of the Company and 0.6818 warrants initially exercisable for one (1) share of common stock of the Company) and "Debt Units" (each Debt Unit consisting of $9.00 in principal amount of Subordinated Convertible Debenture and 0.6818 warrants initially exercisable for one (1) share of common stock of the Company) pursuant to the terms and conditions of the Unit Purchase Agreement dated November 20, 1995 (the "Purchase Agreement").

          B. The Shareholders are presently the legal or beneficial owners of shares of common stock, options to acquire common stock and/or warrants exercisable for common stock of the Company.

          C. The Company and the Shareholders have agreed to enter into this Agreement as a further inducement to HPII to enter into the Purchase Agreement and to purchase Units thereunder.

          NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

          1.  Definitions.  For purposes of this Agreement:
              -----------

              (a)  "Common Equivalents" means Common Shares outstanding, Common
                    ------------------
    Shares directly or indirectly issuable upon exercise of any warrant or option and Common Shares directly or indirectly issuable upon conversion of any convertible or derivative security.

              (b)  "Common Shares" means shares of common stock of the Company.
                    -------------
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CUSIP NO. 894081 10 8                                         Page  22  of  87
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              (c)  "HPII Percentage" means a fraction, the denominator of which
                    ---------------
    is the number of Common Equivalents purchased by HPII, or which HPII has the right to purchase, pursuant to the Purchase Agreement, without regard to any restriction on the exercise of warrants or conversion of convertible securities that may be applicable to HPII (the "HPII Equivalents"), and the numerator of which is the HPII Equivalents less the number of Common Equivalents Transferred by HPII on or after the date of the Purchase Agreement (giving effect to all stock splits and combinations of Common Shares, all adjustments to warrants or other convertible securities as a result of antidilution provisions or otherwise and all other similar adjustments to such Common Equivalents as if they had occurred on the date of the Purchase Agreement).

              (d)  "Related Person" means a Shareholder's spouse, siblings,
                    --------------
    parents, lineal descendants or trusts for the benefit of such Shareholder or such Shareholder's spouse, siblings, parents or lineal descendants.

              (e)  "Shareholder Percentage" means, with respect to a
                    ----------------------
    Shareholder, a fraction, the denominator of which is the number of Common Equivalents that such Shareholder and his Related Persons own or have the right to acquire on the date of the Purchase Agreement ("Shareholder's Equivalents"), and the numerator of which is the Shareholder's Equivalents less the number of Common Equivalents Transferred by such Shareholder and his Related Persons after the date of the Purchase Agreement (giving effect to all stock splits and combinations of Common Shares, all adjustments to warrants or other convertible securities as a result of antidilution provisions or otherwise and all other similar adjustments to such Common Equivalents as if they had occurred on the date of the Purchase Agreement).

              (f)  "Transfer" means to directly or indirectly sell, transfer,
                    --------
    pledge, encumber or otherwise dispose of.

          2.       Restriction on Transfer.  Subject to Section 3 below, and
                   -----------------------
except as HPII may otherwise consent in writing, no Shareholder shall Transfer any Common Equivalents, or any warrant, option, convertible security or other right to purchase Common Equivalents, or any interest in any of the foregoing, if at the time of such Transfer, or after giving effect thereto, the Shareholder Percentage of such Shareholder is (or as a result of such Transfer would be) less than the lesser of (the "Minimum Shareholder Percentage") (i) 0.75 and (ii) the HPII Percentage. Notwithstanding the foregoing, at any time when the Shareholder Percentage of Joseph A. Raymond or Robert W. Fine exceeds his Minimum Shareholder Percentage, he may, by notice to HPII,
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CUSIP NO. 894081 10 8                                         Page  23  of  87
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designate a number of his Common Equivalents, up to the number that would cause his Shareholder Percentage to equal his Minimum Shareholder Percentage, as available for Transfer by Gene Berger or Wayne Palladino, and upon such designation, Mr. Berger and/or Mr. Palladino, as applicable, may Transfer a number of Common Equivalents equal to the number so designated by Mr. Raymond or Mr. Fine, and such Transfer shall be deemed for all purposes of this Agreement to be a Transfer by Mr. Raymond or Mr. Fine, as applicable, rather than a Transfer by Mr. Berger or Mr. Palladino, as applicable.

          3.  Exemption from Transfer Restriction.  The following Transfers
              -----------------------------------
shall not be subject to the restriction provided in Section 2 above:

              (a) Transfers by a Shareholder to a Related Person of such Shareholder, provided that any such transferee shall agree in writing to take subject to and to comply with the restrictions contained in this Agreement (including without limitation Section 2) on an aggregate basis with the applicable Shareholder;

              (b) In the case a Shareholder's employment with the Company and its subsidiaries is terminated by such Shareholder, such Shareholder thereafter may pledge Common Shares to a broker or institutional lender to the extent (and only to the extent) necessary to enable such Shareholder to obtain sufficient funds to exercise outstanding stock options that expire within ninety (90) days after such termination of employment; and

              (c) In the case a Shareholder's employment with the Company and its subsidiaries is terminated by the Company (or its subsidiary, as applicable) without "cause" (as defined in any employment agreement between such Shareholder and the Company or, in the absence of such an employment agreement, as determined by the Board of Directors of the Company in its good faith discretion), then (i) in the cases of Mr. Raymond and Mr. Fine, such Shareholder thereafter may pledge his Common Shares as described in, and to the extent permitted by, Section 3(b) above and (ii) in the cases of Mr. Berger and Mr. Palladino, such Shareholder thereafter may pledge Common Shares to a broker or institutional lender or enter into bona fide hedging transactions with respect to his Common Shares.

          4.       Stock Certificate Legend; Transfer Limitations.  Each
                   ----------------------------------------------
certificate or agreement representing Common Equivalents now or hereafter owned by the Shareholders shall be endorsed with the following legend until termination of the terms of this Agreement:
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CUSIP NO. 894081 10 8                                         Page  24  of  87
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    "THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY
    THIS CERTIFICATE [OR AGREEMENT] IS SUBJECT TO THE TERMS AND CONDITIONS OF A STOCK RESTRICTION AGREEMENT BY AND AMONG THE HOLDER OF THESE SECURITIES, CERTAIN INVESTORS IN THE COMMON STOCK OF THE COMPANY AND THE COMPANY. A COPY OF SUCH AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY."

The Company shall not record on its books any Transfer of Common Equivalents made by a Shareholder in violation of this Agreement, and any such Transfer shall be void. The Company shall issue appropriate stop transfer restrictions to its transfer agent with respect to any Common Equivalents held by the Shareholders.

          5.  Termination.  This Agreement shall terminate on the fifth
              -----------
anniversary of the date hereof; provided, however, that (a) if a Shareholder
                                --------  -------
shall cease to be employed by the Company and its subsidiaries as a result of
(i) the resignation by such Shareholder or (ii) the termination of such Shareholder's employment without "cause" (either (i) or (ii), a "Termination"), this Agreement shall cease to apply to the Common Equivalents held by such Shareholder and his Related Persons on the first anniversary of the date of the Termination of such Shareholder and (b) this Agreement shall cease to apply to the Common Equivalents held by a Shareholder and his Related Persons upon such Shareholder's death. A Shareholder that ceases to be employed by the Company as a result of a termination for cause shall continue to be bound by the terms of this Agreement until the fifth anniversary of the date hereof.

          6.  Amendment; Waiver.  This Agreement may be amended only by a
              -----------------
written instrument signed by (i) HPII and (ii) Shareholders holding a majority of the Common Equivalents held by all the Shareholders. The observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument signed by the party against whom enforcement of such waiver is sought, provided that Shareholders holding a majority of the Common Equivalents held by all the Shareholders may act on behalf of all the Shareholders. Any amendment or waiver effected in accordance with this Section shall be binding upon each party to this Agreement and its successors and assigns.

          7.  Ownership of Common Equivalents.  Each Shareholder represents and
              -------------------------------
warrants that the number of its Shareholder's Equivalents is accurately set forth opposite such Shareholder's name on the signature page hereto. Each Shareholder covenants and agrees that it will notify the Company and HPII if at any time or from time to time it, or any of its Related Persons, acquires or Transfers any Common Equivalents.
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CUSIP NO. 894081 10 8                                         Page  25  of  87
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          8.  Other Agreements.  Each Shareholder represents, warrants and
              ----------------
agrees that it has not entered into, and shall not enter into, any agreements, arrangements or understandings of any kind with any person or entity with respect to the Common Equivalents held by such Shareholder on terms inconsistent with the provisions of this Agreement, including, without limitation, agreements, arrangements or understandings with respect to the holding, acquisition or disposition of Common Equivalents.

          9.  Changes in Common Shares or Common Equivalents.  If, and as often
              ----------------------------------------------
as, there are any changes in any Common Equivalents by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the restrictions provided in Section 2 above shall continue with respect to the resulting securities held by the Shareholders, as so changed.

          10.  Miscellaneous.
               -------------

              (a) Entire Agreement.  This Agreement constitutes the full and
                  ----------------
    entire understanding and agreement among the parties with regard to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

              (b) GOVERNING LAW; CONSENT TO JURISDICTION.  THIS AGREEMENT SHALL
                  --------------------------------------
    BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AS SUCH LAWS ARE APPLIED TO AGREEMENTS BETWEEN NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK, WHETHER OR NOT ALL PARTIES HERETO ARE RESIDENTS OF NEW YORK. ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE BREACH OR ALLEGED BREACH OF THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT LOCATED IN THE COUNTY, CITY AND STATE OF NEW YORK AND EACH OF THE PARTIES HERETO (I) UNCONDITIONALLY ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND ANY RELATED APPELLATE COURT AND IRREVOCABLE AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY AND (II) IRREVOCABLY WAIVES ANY OBJECTION SUCH PARTY MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES.
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CUSIP NO. 894081 10 8                                         Page  26  of  87
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              (c) Successors and Assigns.  The provisions hereof shall inure to
                  ----------------------
    the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

              (d) Notices.  Any notice required or permitted under this
                  -------
    Agreement shall be given in writing and shall be deemed effectively given upon receipt by the party to be notified or five (5) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at such party's address set forth at the end of this Agreement or at such other address as such party shall have furnished the other parties to this Agreement in writing.

              (e) Severability.  Any invalidity, illegality or limitation on the
                  ------------
    enforceability of the Agreement or any part thereof, by any party whether arising by reason of the law of the respective party's domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other parties. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, such provision shall be construed and enforced as if it had been more narrowly drawn so as not to be invalid, illegal or unenforceable, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

              (f) Titles and Subtitles.  The titles of the Sections and
                  --------------------
    subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

              (g) Delays or Omissions; Remedies Cumulative.  No delay or
                  ----------------------------------------
    omission to exercise any right, power or remedy accruing to HPII upon any breach or default of any other party to this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character by HPII of any breach or default under this Agreement, or any waiver by HPII of any provisions or conditions of this Agreement must be in writing. All remedies under this Agreement or otherwise afforded to HPII by law, shall be cumulative and not alternative.
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CUSIP NO. 894081 10 8                                         Page  27  of  87
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              (h) Equitable Remedies.  In addition to all other remedies
                  ------------------
    afforded to HPII under law, including without limitation the right to sue for monetary damages, HPII shall be entitled to enforce this Agreement specifically (without posting a bond or other security). The parties hereto agree and acknowledge that money damages will not be an adequate remedy for any breach of the provisions of this Agreement and that HPII may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violation of the provisions of this Agreement.

              (i) Attorneys' Fees.  If any action at law or in equity is
                  ---------------
    necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

              (j) Counterparts.  This Agreement may be executed in any number of
                  ------------
    counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  SIGNATURE PAGE IMMEDIATELY FOLLOWS THIS PAGE
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CUSIP NO. 894081 10 8                                         Page  28  of  87
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                               SIGNATURE PAGE TO
                          STOCK RESTRICTION AGREEMENT


          The undersigned hereby execute the Stock Restriction Agreement as of November 20, 1995 and authorize this signature page to be attached to a counterpart of said Agreement.


          TRANSWORLD HOME HEALTHCARE, INC.
Address:
- -------

11 Skyline Drive                     By:/s/Joseph J. Raymond
                                        ----------------------------
Hawthorne, New York 10053                 Name:  Joseph J. Raymond
                                          Title: Chairman


          HYPERION PARTNERS II L.P.
Address:
- -------
Suite 500                             By: HYPERION VENTURES II L.P.,
50 Charles Lindbergh                      its General Partner
    Boulevard
Uniondale, NY 11553-3600                        By: Hyperion Funding II Corp.,
                                                    its General Partner


           By:/s/Scott A. Shay
              ----------------------
                   Name:  Scott A. Shay
                   Title: Executive Vice
           President

"SHAREHOLDERS"
                                                               NUMBER OF
                                                               SHAREHOLDER'S
                                                               EQUIVALENTS AS OF
                                                               NOVEMBER 20, 1995
                                                               -----------------

/s/Joseph J. Raymond                                                  713,800
- -----------------------
Joseph J. Raymond              Address:


/s/Robert W. Fine                                                     105,287
- -----------------------
Robert W. Fine                 Address:


/s/H. Gene Berger                                                     145,182
- -----------------------
H. Gene Berger                 Address:


/s/Wayne A. Palladino                                                 142,882
- -----------------------
Wayne A. Palladino             Address: